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Exhibit 10.6

         VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

DIRECTORS SHARE UNIT PLAN

EFFECTIVE MAY 16, 2011

TABLE OF CONTENTS

ARTICLE 1 PREAMBLE AND DEFINITIONS
1.1	Title	1
1.2	Purpose of the Plan	1
1.3	Definitions	1
1.4	Schedules	2
ARTICLE 2 INTERPRETATION
2.1	Governing Law	2
2.2	Severability	2
2.3	References	2
ARTICLE 3 ELIGIBILITY
3.1	Automatic Participation for Directors	2
3.2	No Additional Rights	2
ARTICLE 4 SHARE UNIT GRANTS AND ACCOUNTS
4.1	Annual Grants and Other Share Unit Grants	3
4.2	Election to Participate	3
4.3	Effect of Notice	3
4.4	Termination or Change to Election	3
4.5	Timing and Recording of Share Units	3
4.6	Calculation of Number of Share Units	4
4.7	Share Unit Account	4
4.8	Dividends	4
4.9	Adjustments	4
4.10	No Price Adjustment	4
ARTICLE 5 REDEMPTION
5.1	Settlement or Redemption	4
5.2	Payment of Redeemed Amount	5
ARTICLE 6 SHAREHOLDER RIGHTS
6.1	No Shareholder Rights	5
ARTICLE 7 ADMINISTRATION
7.1	Unfunded Obligation	6
7.2	Committee to Administer Plan	6
7.3	Amendment and Termination	6
7.4	Costs of Administration	6
7.5	Tax Compliance	6
ARTICLE 8 ASSIGNMENT
8.1	Assignment	6

i

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

DIRECTORS SHARE UNIT PLAN

ARTICLE 1

PREAMBLE AND DEFINITIONS

1.1   Title.

        The Plan herein described shall be called the "Directors Share Unit Plan" and is referred to herein as the "Plan". This Plan is effective May 16, 2011 (the "Effective Date") and supersedes the Directors' Deferred Share Unit Plan for US Directors and the Directors' Deferred Share Unit Plan for Canadian Directors for Share Units granted after the Effective Date, provided, however, that where necessary to comply with Section 409A of the Code, the terms of the predecessor plan shall apply to deferral elections made relating to compensation paid in respect of 2011 services.

1.2   Purpose of the Plan.

        The purpose of the Plan is to promote a greater alignment of interests between the directors of the Corporation who participate in the Plan and the shareholders of the Corporation.

1.3   Definitions.

        "Annual Allocation" means such amount as may from time to time be determined by resolution of the Directors of the Corporation.

        "Annual Payment Date" has the meaning ascribed thereto in Section 4.1.

        "Annual Grants" has the meaning ascribed thereto in Section 4.1.

        "Board" means the board of directors of the Corporation.

        "Board Retainer" means the cash retainer payable by the Corporation to a Director in a financial year for service on the Board, but excludes other retainers and fees (including, without limitation, any Committee Retainer).

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

        "Committee Retainer" means the cash retainer payable by the Corporation to a Director in a financial year for serving on one or more committees of the Board.

        "Corporation" means Valeant Pharmaceuticals International, Inc. and any successor corporation whether by amalgamation, merger or otherwise.

        "Date of Grant" means the date on which any Share Units granted under the Plan are credited to a Director's Share Unit Account.

        "Deferred Share Unit" means a Share Unit entitling a Member to cash equal to the Market Price of one Share determined in accordance with the terms of the Plan.

        "Director" means a director of the Corporation other than a director who is a full-time employee of the Corporation.

        "Election Notice" has the meaning ascribed thereto in Section 4.2.

        "Market Price" shall mean, with respect to Shares, (i) the closing price per Share on the national securities exchange on which the Shares are principally traded (as of the Effective Date, the NYSE) for the last preceding date on which there was a sale of such Shares on such exchange, or (ii) if the Shares are not then listed on a national securities exchange but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Corporation, using any reasonable method of valuation, shall determine.

        "Member" means a Director who becomes a participant in the Plan in accordance with Section 3.1.

        "NYSE" means the New York Stock Exchange.

        "Redemption Date" has the meaning ascribed thereto in Section 5.1.

        "Restricted Share Unit" means a Share Unit granted under the terms of the Corporation's 2011 Omnibus Incentive Plan, or any successor plan. Each Restricted Share Unit shall entitle the Member to one Share in accordance with the terms of the Plan.

        "Shares" means the common shares of the Corporation and such other shares as may be substituted therefor as a result of amendments to the articles of the Corporation, a reorganization of the Corporation or otherwise.

        "Share Unit" means Deferred Share Units or Restricted Share Units. A Share Unit shall be designated as a Deferred Share Unit or a Restricted Share Unit at the time of grant.

        "Share Unit Account" has the meaning ascribed thereto in Section 4.7.

1.4   Schedules.

  Schedule
  A — Election Notice

  Schedule
  B — Redemption Notice

ARTICLE 2

INTERPRETATION

2.1   Governing Law.

        The Plan shall be governed and interpreted in accordance with the laws of the Province of Ontario and the federal laws in Canada applicable therein.

2.2   Severability.

        If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.3   References.

        Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein. In the Plan, references to the singular shall include the plural and vice versa, as the context shall require.

ARTICLE 3

ELIGIBILITY

3.1   Automatic Participation for Directors.

        Each Director in office at the effective date of establishment of the Plan shall, without further formality, become a Member in the Plan. Each person who becomes a Director at any time subsequent to the effective date of establishment of the Plan shall thereupon, without further or other formality, become a Member of the Plan.

3.2   No Additional Rights.

        Nothing herein contained shall be deemed to give any person the right to be retained as a Director of the Corporation or as an employee of the Corporation.

ARTICLE 4

SHARE UNIT GRANTS AND ACCOUNTS

4.1   Annual Grants and Other Share Unit Grants.

        Each year, within three (3) business days following the election or appointment of any Director, (each of which is referred to as an "Annual Payment Date"), such Director shall be credited, without further or other formality, with the respective number of Share Units (the "Annual Grants") as may be determined by dividing the Annual Allocation by the Market Price at the Annual Payment Date in question (rounded down to the nearest whole share). Unless otherwise determined by the Corporation prior to the Date of Grant, the Annual Grant shall be fully vested on the Date of Grant. Unless designated otherwise by the Corporation prior to the Annual Grant, the Annual Grant shall be in the form of Restricted Share Units. In addition to the Annual Grants, a Director may be granted additional Share Units in the discretion of the Corporation, in the amount and at the time that the Corporation so determines and, at the time of such grant, the Corporation shall designate the Share Units as Deferred Share Units or Restricted Share Units.

4.2   Election to Participate.

        Each Director shall have, subject to the conditions stated herein, the right to elect in accordance with this Section 4.2, to be credited with Share Units without further or other formality, in addition to the Share Units granted pursuant to Section 4.1, in lieu of all or any part of the Board Retainer and all or any part of any Committee Retainer otherwise payable quarterly to such Director in cash. No such election shall be effective unless and until the Director in question shall have filed a notice of election in the form of Schedule A hereto (the "Election Notice") with the Corporation's Chief Financial Officer. An Election Notice must be filed on or before the last business day of the calendar year ending immediately before the calendar year to which the Board Retainer and/or Committee Retainer relate, except in the case of a newly elected or appointed Director, whose Election Notice is effective for the year in which such Director first becomes a Director if the Election Notice is filed on or before the earlier of (i) thirty days after the date the Director first became a Director, and (ii) the last business day of the calendar year in which the Director first became a Director and shall relate only to the portion of the Board Retainer or Committee Retainer attributable to services following the date of election. Unless otherwise determined by the Corporation, Share Units issued in accordance with this Section 4.2 shall be in the form of Restricted Share Units.

4.3   Effect of Notice.

        A duly filed Election Notice shall be binding upon the Director who filed it, and upon the Corporation, unless and until such Director has filed a subsequent Election Notice to terminate or change his or her election and such subsequent Election Notice has become effective in accordance with the rules set forth in Section 4.4.

4.4   Termination or Change to Election.

  (a)
  Each Member is entitled to terminate or change his or her election specified in any Election Notice filed with the Corporation by filing with the Chief Financial Officer of the Corporation a subsequent Election Notice, provided that no Member shall be entitled to file more than one Election Notice in any calendar year unless specifically authorized by resolution of the Directors. A subsequent Election Notice will become effective at the beginning of the calendar year following the calendar year in which the subsequent Election Notice is filed and will apply to compensation earned following such effective date.

  (b)
  For greater certainty a Member who has filed a subsequent Election Notice to terminate an earlier election by the Member may thereafter again elect in accordance with Section 4.2.

4.5   Timing and Recording of Share Units.

  (a)
  Each Member who has filed an Election Notice in accordance with Section 4.2 shall be credited, without further or other formality, with the respective number of Share Units (as hereinafter provided)

    in respect of the Board Retainer or Committee Retainer on the date that has been set for the payment of cash in respect of the Board Retainer or Committee Retainer. Provided that a Member serves on the Board at the beginning of any quarter to which such Board Retainer or Committee Retainer relates, the Member shall be entitled to receive Share Units in lieu of the Board Retainer or Committee Retainer, as applicable, at the end of the quarter in which the separation occurs, in accordance with the Director's election and the provisions of this Section 4.5.

  (b)
  Share Units credited to a Member in accordance with any provision of the Plan shall be recorded by the Corporation in the Member's Share Unit Account (as defined below) as soon as reasonably practicable thereafter.

4.6   Calculation of Number of Share Units.

        The number of Share Units credited at any particular time with respect to any amount in respect of which a Member shall have elected pursuant to Section 4.2 will be calculated by dividing the amount of payment that the Director would have received on such date in cash had s/he not elected to receive that amount in Share Units by the Market Price on the Date of Grant (rounded down to the nearest whole share).

4.7   Share Unit Account.

        A bookkeeping account, to be known as a "Share Unit Account", shall be maintained by the Corporation for each Member, in which shall be recorded all Share Units credited to a Member from time to time.

4.8   Dividends.

        Whenever cash dividends are paid on the Shares, additional Share Units will be credited to the Member's Share Unit Account and redeemed in accordance with the terms of Article 5. The number of such additional Share Units will be calculated by dividing (i) the dividends that would have been paid to such Member if the Share Units in the Member's Share Unit Account on the relevant dividend record date had been Shares, by (ii) the closing price of the Shares on the TSX, the NYSE or other stock exchange where the majority of the trading volume and value of the Shares occurs on the date of payment of such dividend, and rounding down to the nearest whole share. If on such date of payment there is not a closing price of the Shares on any such exchange, then the opening price of the Shares on the TSX, the NYSE or other stock exchange where the majority of the trading volume and value of the Shares occurs on the first available date thereafter will be used for purposes of (ii) above.

4.9   Adjustments.

        In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation's assets to shareholders, or any other changes affecting the Shares, such proportionate adjustments shall be made with respect to the number of Share Units outstanding under the Plan to reflect such change or changes. Any adjustments shall be made consistent with the applicable requirements of Section 409A of the Code.

4.10 No Price Adjustment.

        For greater certainty, no additional Share Units will be granted to such Member to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Member for such purpose.

ARTICLE 5

REDEMPTION

5.1   Settlement or Redemption.

        The Restricted Share Units credited to a Member's Share Unit Account shall be settled in Shares and the Deferred Share Units credited to a Member's Share Unit Account shall be redeemed for cash, in each case, immediately following the earliest to occur of the following events: (i) except as otherwise designated by the Corporation prior to the Date of Grant (which such designation shall be done in accordance with applicable law), with respect to Share Units granted in accordance with Section 4.1, one year following the Member's "separation from service" (within the meaning of such term under Section 409A of the Code or, with respect to Members who are not subject to taxation in the United States, the date on which the Member ceases to serve as a Director and is not at that time an employee or officer of the Corporation or any of its affiliates) from the Corporation; (ii) except as otherwise elected by the Director under the Election Notice, with respect to Share Units granted in accordance with Section 4.2, the Member's separation from service from the Corporation; (iii) for Member's subject to taxation in the United States, the Member's disability (within the meaning of such term under Section 409A of the Code); (iv) the Member's death; or (v) with respect to Restricted Share Units only, on the occurrence of a Change of Control (as defined in the 2011 Omnibus Incentive Plan) (the applicable date of redemption hereinafter referred to as the "Redemption Date"). Notwithstanding the foregoing, with respect to Share Units being settled or redeemed by Members who are not subject to taxation in the United States, to the extent permitted by the Corporation, the Redemption Date shall be determined in accordance with a written notice of redemption in the form of Schedule B hereto filed with the Chief Financial Officer of the Corporation by the Member, specifying: (i) either one or two Redemption Dates; and (ii) the percentage of Share Units held by the Member to be settled/redeemed on each such Redemption Date (which when added together shall equal 100%). Each Redemption Date specified in the notice of redemption shall occur during the period commencing at least five (5) business days following the date on which such notice is filed with the Chief Financial Officer of the Corporation and ending not later than December 15 of the first calendar year commencing after the Member's separation from service. If no notice of redemption has been filed by December 15 of the first calendar year after the Member's separation from service, December 15 of the first calendar year after the Member's separation from service will be deemed to be the Redemption Date for all of the Member's Share Units.

5.2   Payment of Redeemed Amount.

        Subject to applicable income tax and other withholdings as required by law, the value of the Deferred Share Units redeemed by or in respect of a Member shall be paid to the Member (or if the Member has died, to his or her estate, as the case may be) in the form of a lump sum cash payment within 30 days following the Redemption Date(s). The total amount cash to be paid to the Member (or if the Member has died, to his or her estate, as the case may be) on redemption, before such withholdings, shall be determined by multiplying the number of Deferred Share Units held by the Member on the Redemption Date by the Market Price on such Redemption Date. Subject to applicable income tax and other withholdings as required by law, Shares shall be delivered to the Member (or if the Member has died, to his or her estate, as the case may be) in respect of each Restricted Share Unit within 30 days following the Redemption Date(s). Notwithstanding anything herein to the contrary, for Share Units held by Members subject to taxation in the United States, Share Units shall be settled or redeemed, as applicable, no later than December 31st of the year in which the Redemption Date occurs (or, if later the 15th day of the third month following the Redemption Date) and, for Share Units held by Members subject to taxation in Canada, Share Units shall be settled or redeemed, as applicable, no later than December 31st of the year following the year in which the Member's separation from service occurs.

ARTICLE 6

SHAREHOLDER RIGHTS

6.1   No Shareholder Rights.

        Share Units are not Shares and will not entitle a Member to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

ARTICLE 7

ADMINISTRATION

7.1   Unfunded Obligation.

        Unless otherwise determined by the Board, the Plan shall remain an unfunded obligation of the Corporation.

7.2   Committee to Administer Plan.

        The Plan shall be administered by the Board with the advice of the Compensation Committee of the Board or such other committee of the Board as the Board may, from time to time, determine to be appropriate.

7.3   Amendment and Termination.

        The Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Members.

7.4   Costs of Administration.

        The Corporation will be responsible for all costs relating to the administration of the Plan.

7.5   Tax Compliance

        This Plan is intended to comply with applicable tax law and shall be administered in accordance with such law. To the extent that any provision of the Plan would cause the Plan to fail to satisfy applicable tax law, such provision shall be deemed null and void to the extent permitted by applicable law. In the event that a Member is subject to the tax laws of more than one jurisdiction, the more restrictive tax laws shall apply to the extent necessary to avoid violation of all applicable laws.

ARTICLE 8

ASSIGNMENT

8.1   Assignment.

        A Share Unit is personal to the Member and is non-assignable. No Share Unit granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Member, whether voluntarily or by operation of law, otherwise than by testate succession or the laws of descent and distribution, and any attempt to do so will cause such Share Unit to be null and void. During the lifetime of the Member, a Share Unit shall be redeemable only by the Member and, upon the death of a Member, the person to whom the rights shall have passed by testate succession or by the laws of descent and distribution may redeem any Share Units in accordance with the provisions of Article 5.

 Schedule A to Directors Share Unit Plan
(the "Plan")

ELECTION NOTICE

        Please complete Section 4 (Acknowledgements and Confirmations) and one of the following: Section 1 (Election Notice), Section 2 (Election to Change Participation) or Section 3 (Election to Terminate an Earlier Election), and return a signed and dated copy of this Election Notice to the Chief Financial Officer of Valeant Pharmaceuticals International, Inc. (the "Corporation").

1.     ELECTION NOTICE

        I hereby elect to participate in the Plan on the following basis, commencing with the first payment of the first calendar year beginning after the date hereof,(1) unless and until the election is terminated or changed in accordance with a subsequently filed Election Notice, namely, to receive in Share Units            % (please insert applicable percentage) of the amount otherwise payable to me in cash in respect of my Board Retainer and            % (please insert applicable percentage) of the amount otherwise payable to me in cash in respect of my Committee Retainer.

2.     ELECTION TO CHANGE PARTICIPATION

        I hereby elect, notwithstanding any previous election in the form of this Election Notice, to change my election with respect to my participation in the Plan, commencing with the first annual payment of the first calendar year beginning after the date hereof, unless and until the election is terminated or changed in accordance with a subsequently filed Election Notice, namely, so as to receive in Share Units                        % (please insert applicable percentage) of the amount otherwise payable to me in cash in respect of my Board Retainer and                        % (please insert applicable percentage) of the amount otherwise payable to me in cash in respect of my Committee Retainer.

3.     ELECTION TO TERMINATE AN ELECTION

        I hereby elect, by marking the box below this paragraph with an "X", to terminate my election under Section 4.2 of the Plan and to receive my Board Retainer and my Committee Retainer in cash commencing with the first annual payment of the first calendar year beginning after the date hereof.

☐     YES, I WISH TO TERMINATE MY MOST RECENT ELECTION UNDER SECTION 4.2 OF THE PLAN.

4.     ACKNOWLEDGEMENTS AND CONFIRMATIONS (to be completed for all elections)

        I confirm that:

  1.
  I have received and reviewed a copy of the terms of the Plan and agreed to be bound by such terms.

  2.
  I understand that I will not be able to cause the Corporation to settle or redeem Share Units granted under the Plan until I am no longer a Director or an employee of the Corporation.

  3.
  I recognize that when Share Units credited pursuant to an election made under Section 1 or 2 of this Election Notice are redeemed in accordance with the terms of the Plan after I am no longer a Director or employee of the Corporation, income tax and other withholdings as required will arise at that time, which will be my obligation (and not the Corporation's, except as required by law). Upon settlement or redemption of the Share Units, the Corporation will make all appropriate withholdings as required by law at that time.

(1)
If this is the year in which I have first become Director, my participation commences with the next annual payment in the current year if this Election Notice is filed on or before the earlier of (i) thirty days after the date I first became Director, and (ii) the last business day of this calendar year and shall relate only to the portion of the Board Retainer or Committee Retainer attributable to services following the date I complete this election.

  4.
  The value of the Share Units is based on the value of the common shares of the Corporation and therefore is not guaranteed.

  5.
  No funds will be set aside to guarantee the payment of the Share Units. Future payment of the Share Units will remain an unfunded liability recorded on the books of the Corporation.

  6.
  I acknowledge and agree that, as described in greater detail in the Plan, I am not permitted to assign, pledge, charge or otherwise encumber the Share Units granted to me under the Plan.

  7.
  An election filed pursuant to Section 1, 2 or 3 of this Election Notice is required to be filed with the Chief Financial Officer of the Corporation not later than the last business day of the calendar year ending before the particular calendar year in respect of which I am electing to receive any portion of my Board Retainer and/or my Committee Retainer in Share Units rather than cash (or in respect of which I am electing to change or terminate such election, as the case may be).

        The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan in its entirety.

Date	(Signature of Director)
(Name of Director)

 Schedule B to Directors Share Unit Plan
for Directors of Valeant Pharmaceuticals International, Inc. (the "Plan")

REDEMPTION NOTICE

        I hereby advise Valeant Pharmaceuticals International, Inc. (the "Corporation") that I wish to redeem all the Share Units credited to my account under the Plan on the following redemption date or dates, which in each case shall be at least five (5) business days following the date on which this notice is filed with the Corporation but no later than December 15 of the first calendar year commencing after the year in which the member ceased to be a director or an employee of the Corporation:

	Amount of Share Units (expressed as a percentage totaling 100%)	Redemption Date
1.
2.

	Date	(Signature of Member)

(Name of Member)

If this Redemption Notice is signed by a beneficiary or legal representative, documents providing the authority of such signature must accompany this Redemption Notice.

QuickLinks

  Exhibit 10.6
Schedule A to Directors Share Unit Plan (the "Plan") ELECTION NOTICE
Schedule B to Directors Share Unit Plan for Directors of Valeant Pharmaceuticals International, Inc. (the "Plan")
REDEMPTION NOTICE